SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Lincare Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LINCARE HOLDINGS INC.

19387 U.S. 19 North
Clearwater, Florida 33764

April 16, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Holiday Inn Forrest City, 200 Holiday Drive, Forrest City, Arkansas, on Monday, May 20, 2002, at 9:00 A.M.

      The principal business of the meeting will be to elect directors for the ensuing year, to ratify the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002, and to approve an amendment to the Company’s 2001 Stock Plan. During the meeting, we also will review the Company’s 2001 results and report on significant aspects of our business during the first quarter of fiscal 2002.

      If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date, and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

/s/ JOHN P. BYRNES

JOHN P. BYRNES
Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Election of Board of Directors
Information Regarding the Board of Directors and Executive Officers
Executive Compensation
Comparison of Cumulative Total Return of Lincare Holdings Inc., NASDAQ Health Stocks Index, and the NASDAQ Stock Market (U.S.) Index

LINCARE HOLDINGS INC.

19387 U.S. 19 North
Clearwater, Florida 33764

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2002

       The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (the “Company”), will be held on May 20, 2002, at 9:00 A.M. at the Holiday Inn Forrest City, 200 Holiday Drive, Forrest City, Arkansas.

      The Annual Meeting will be held: (i) to elect a Board of Directors consisting of six persons for a one year term; (ii) to ratify the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002; (iii) to approve an amendment to the Company’s 2001 Stock Plan; and (iv) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

      Stockholders of record at the close of business on April 8, 2002, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting.

By Order of the Board of Directors

/s/ PAUL G. GABOS
PAUL G. GABOS
Secretary

Clearwater, Florida

April 16, 2002

YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of Proxies by the Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Forrest City, 200 Holiday Drive, Forrest City, Arkansas, on May 20, 2002, at 9:00 A.M., and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to Stockholders on or about April 17, 2002.

      The record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on April 8, 2002. As of that date there were 107,968,164 shares of Common Stock (“Common Stock”) of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The Common Stock is the only outstanding class of the Company’s securities.

      If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in favor of the proposals described herein. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies.

      The presence, in person or by proxy, of the holders of Common Stock representing a majority of the issued and outstanding Common Stock entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of a quorum.

Expense and Manner of Solicitation

       The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the Stockholders of record and certain other beneficial owners of the Common Stock by the Company’s officers and other employees (at no additional compensation). Such officers and employees may also solicit Proxies from Stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the Annual Meeting.

Security Ownership of Principal Stockholders and Management

       On April 8, 2002, the record date with respect to this solicitation for determining Stockholders entitled to notice of, and to vote at, the Annual Meeting, 107,968,164 shares of the Company’s Common Stock were outstanding. No shares of any other class of stock were outstanding. Only Stockholders of record at the close of business on April 8, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Each Stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

      The following table sets forth information available as of February 15, 2002 with respect to the beneficial ownership of the Company’s Common Stock by each person who is known by the Company to beneficially own more than 5% of the Common Stock and by each Director and Executive Officer and by all Directors and Executive Officers as a group. Shares beneficially owned by each Director and Executive Officer do not include options to purchase shares of the Company’s Common Stock which are not exercisable within 60 days of the record date with respect to this proxy solicitation.

	Shares Beneficially
Beneficial Owner	Owned	Percent

Federated Investors, Inc.(1)	8,668,900	8.0%
1001 Liberty Avenue
Pittsburgh, PA 15222

OppenheimerFunds, Inc.(1)	8,065,725	7.5%
498 Seventh Avenue
New York, NY 10018

Massachusetts Financial Services Company(1)	5,794,225	5.4%
500 Boylston Street
Boston, MA 02116

GE Asset Management Incorporated(1)	5,719,819	5.3%
3003 Summer Street
Stamford, CT 06904

John P. Byrnes(2)	1,581,062	1.5%

Paul G. Gabos(3)	451,267	(*)

Shawn S. Schabel(4)	425,980	(*)

Stuart H. Altman, Ph.D.	0	(*)

Chester B. Black(5)	116,000	(*)

Frank D. Byrne, M.D.(6)	25,500	(*)

	Shares Beneficially
Beneficial Owner	Owned	Percent

Frank T. Cary(5)	174,000	(*)

William F. Miller, III(5)	106,000	(*)

All Executive Officers and Directors as a Group (eight persons)	2,879,809	2.7%

(1)	All information relating to shares held is derived from Schedule 13F and 13G filings with the Securities and Exchange Commission.

(2)	Includes options to purchase 1,570,000 shares of Common Stock, which options are currently exercisable.

(3)	Includes options to purchase 410,000 shares of Common Stock, which options are currently exercisable.

(4)	Includes options to purchase 420,000 shares of Common Stock, which options are currently exercisable.

(5)	Includes options to purchase 96,000 shares of Common Stock, which options are currently exercisable.

(6)	Includes options to purchase 24,000 shares of Common Stock, which options are currently exercisable.

(*)	The percentage of shares beneficially owned does not exceed 1.0% of the Common Stock outstanding.

      All Executive Officers and Directors of the Company timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2001 with one exception. Stuart H. Altman, Ph.D. had a late filing with respect to his initial statement of beneficial ownership on Form 3 upon becoming a Director of the Company.

Election of Board of Directors

       A Board of six (6) Directors will be elected by a plurality of the votes cast by Stockholders represented and entitled to vote at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All are current Directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BYRNES, ALTMAN, BLACK, BYRNE, CARY AND MILLER.

Information Regarding the Board of Directors and Executive Officers

       The following table provides information regarding each nominee of the Board of Directors.

Name	Age	Position

John P. Byrnes	43	Chairman of the Board, Chief Executive Officer and President

Stuart H. Altman, Ph.D.	64	Director

Chester B. Black	56	Director

Frank D. Byrne, M.D.	49	Director

Frank T. Cary	81	Director

William F. Miller, III.	52	Director

      All Directors are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Executive Officers serve at the discretion of the Board of Directors.

Directors and Executive Officers

      John P. Byrnes has served as the Chief Executive Officer of the Company since January 1997 and as a Director of the Company since May 1997. Mr. Byrnes was appointed Chairman of the Board in March 2000. Mr. Byrnes has been the President of Lincare Holdings since June 1996. Prior to becoming the Company’s President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company’s Chief Operating Officer throughout 1996.

      Stuart H. Altman, Ph.D. has been a Director of Lincare Holdings since December 2001. Dr. Altman, Professor of National Health Policy at Brandeis University, is a member of the faculty of The Heller School for Social Policy and Management on Brandeis’ Waltham, Massachusetts campus and an economist whose research interests are primarily in the area of federal and state health policy. He is currently Co-Chair of the Governor/Legislative Health Care Task Force for the state of Massachusetts. In 1997, he was appointed by President Clinton to the National Bipartisan Commission on the Future of Medicare. Dr. Altman was Dean of the Heller School from 1977 to 1993 and served as interim President of Brandeis University from 1990 to 1991. Earlier in his career, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at Health Education & Welfare and has since advised national and state governments on major health care issues and legislation. Dr. Altman has an M.A. and Ph.D. degree in Economics from UCLA. Dr. Altman is also a Director of IDX and OrthoLogic.

      Chester B. Black has been a Director of Lincare Holdings since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, a provider of diagnostic imaging services.

      Frank D. Byrne, M.D. has been a Director of Lincare Holdings since December 1999. Dr. Byrne is Executive Vice President, Parkview Health, and President, Parkview Health Foundations. Dr. Byrne practiced pulmonary and critical care medicine from 1982 until 1994. He served as Parkview Hospital Medical Director from 1994-1995, and as President from 1995-2001. He was a member of the Parkview Hospital Board that created Parkview Health (PH) in 1995. PH is a network of hospitals, physician clinics, medical research centers, home health agencies and other health care organizations serving Northeast Indiana. Dr. Byrne is also a Clinical Professor of Medicine at the Indiana University School of Medicine. He is a Fellow of the American College of Physician Executives and a Diplomat of the American College of Healthcare Executives.

      Frank T. Cary has been a Director of Lincare Holdings since July 1991. Mr. Cary served as IBM’s Chief Executive Officer from 1973 to 1981. Mr. Cary is also a Director of Celgene, Cygnus Therapeutic Systems, ICOS, Lexmark International and VION.

      William F. Miller, III has been a Director of Lincare Holdings since December 1997. Mr. Miller is the Chairman and CEO of Health Management Systems, Inc. (HMS). HMS is a publicly traded company that furnishes proprietary information management, data processing and software (including consulting) services to health care providers and payors, including government health service agencies. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of Emcare Holdings, Inc. Prior to joining Emcare, Mr. Miller held financial and management positions in the health care industry, including positions as chief executive officer and chief financial officer of various hospitals and administrator/ director of operations of a multi-specialty physician group practice.

      Paul G. Gabos has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment to Chief Financial Officer, Mr. Gabos served as Vice President, Administration. Before joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds Inc. Mr. Gabos holds a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania.

      Shawn S. Schabel was appointed Chief Operating Officer of the Company in January 2001. Prior to his appointment, Mr. Schabel served as Senior Vice President of Lincare since April 1998. Mr. Schabel has served the Company in a number of management capacities since joining Lincare in 1989. Mr. Schabel holds a Bachelor’s Degree in Respiratory Therapy from Wichita State University.

Director’s Fees

      Directors Stuart H. Altman, Ph.D., Chester B. Black, Frank D. Byrne, M.D., Frank T. Cary and William F. Miller, III each receive $30,000 per annum for their services. All of the Company’s Directors are reimbursed for out-of-pocket expenses and are eligible to participate in the Company’s stock option plans.

Committees and Meetings of the Board of Directors

      The committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and a Stock Plan Committee. During fiscal 2001, all Directors attended 75% or more of the total meetings of the Board of Directors and committees of the Board of Directors on which they served. The Board of Directors held four meetings during 2001.

      Audit Committee. The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the Stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company. The Board of Directors has approved a written charter for the Audit Committee, a copy of which is included as Exhibit A to this Proxy Statement. The Audit Committee, comprised of Messrs. Cary, Byrne and Miller, held two meetings in fiscal 2001. Each member of the Audit Committee meets the applicable standards of independence and financial sophistication as defined in the Audit Committee structure and composition requirements of Nasdaq Marketplace Rule 4350(d)(2).

      Compensation Committee. The Compensation Committee reviews and recommends the cash compensation and bonuses of the Executive Officers of the Company. The Compensation Committee is comprised of Messrs. Black and Miller and held two meetings in fiscal 2001. Effective February 19, 2002, Dr. Altman replaced Mr. Miller as a member of the Compensation Committee.

      Stock Plan Committee. The Stock Plan Committee administers the stock option plans of the Company. The Stock Plan Committee is comprised of Messrs. Black and Miller and held two meetings in fiscal 2001. Effective February 19, 2002, Dr. Altman replaced Mr. Miller as a member of the Stock Plan Committee.

Executive Compensation

       The following table sets forth the compensation paid by the Company to each of its Executive Officers.

Summary Compensation Table

					Long Term
	Annual Compensation				Compensation

				Other	Options	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Granted #	Compensation(2)

John P. Byrnes	2001	$742,169	$392,600	$10,500	800,000	$2,351,000
Chief Executive Officer	2000	715,025	475,600	8,500	200,000	—
and President	1999	703,462	994,000	8,923	200,000	—

Paul G. Gabos	2001	$371,085	$196,300	$10,500	520,000	$1,087,000
Chief Financial Officer	2000	357,512	237,800	8,500	100,000	—
and Secretary	1999	351,731	497,000	8,500	120,000	—

Shawn S. Schabel	2001	$371,085	$196,300	$10,500	520,000	$1,087,000
Chief Operating Officer	2000	310,386	237,800	8,500	100,000	—
	1999	294,231	497,000	8,077	120,000	—

(1)	The Company makes a contribution on behalf of each participating employee under the Company’s 401K Plan.

(2)	The Company entered into employment agreements on January 1, 1997, June 1, 1997 and January 1, 1998 with Messrs. Byrnes, Gabos and Schabel, respectively, which were set to expire on December 31, 2001. On December 15, 2001, the Company entered into new employment agreements with each Executive Officer with a term of employment from January 1, 2002 through December 31, 2004. These agreements, among other things, contain provisions related to the Executive Officers’ duties, annual compensation and benefits, covenants not to compete, and severance arrangements. In consideration of each Executive Officer’s agreement to remain employed by the Company under the terms set forth in their respective employment agreement, the Compensation Committee of the Board of Directors authorized a one-time lump sum payment to each Executive Officer in the amounts shown in the table.

      The following table sets forth the options granted to the Company’s Executive Officers in fiscal 2001.

Option Grants in Last Fiscal Year

Potential Realizable Value
at Assumed Annual Rates of
Stock Price Appreciation for
	Individual Grants				Option Term

	Number	% of Total
	of	Options
	Securities	Granted to
	Underlying	Employees	Exercise
	Options	in	Price	Expiration
Name	Granted	Fiscal Year	($/Share)(3)	Date	5% $	10% $

John P. Byrnes(1)	800,000	29.6%	$25.67	Various	$9,718,000	$23,254,000

Paul G. Gabos(2)	520,000	19.2%	$25.39	Various	$6,287,800	$15,063,800

Shawn S. Schabel(2)	520,000	19.2%	$25.39	Various	$6,287,800	$15,063,800

(1)	Options to purchase 200,000 shares of Common Stock were granted under the Company’s 1998 Stock Plan with an exercise price of $24.50 and an expiration date of July 31, 2008. 50% of these options become exercisable on each of February 1, 2002 and 2003. Options to purchase 400,000 shares of Common Stock were granted under the Company’s 2001 Stock Plan with an exercise price of $26.86 and an expiration date of June 1, 2009. 50% of these options become exercisable on each of December 1, 2002 and 2003. Options to purchase 200,000 shares of Common Stock were granted under the Company’s 2001 Stock Plan with an exercise price of $24.45 and an expiration date of December 31, 2009. 50% of these options become exercisable on each of June 30, 2003 and 2004.

(2)	Options to purchase 120,000 shares of Common Stock were granted under the Company’s 1996 Stock Plan with an exercise price of $24.50 and an expiration date of July 31, 2008. 50% of these options become exercisable on each of February 1, 2002 and 2003. Options to purchase 200,000 shares of Common Stock were granted under the Company’s 2001 Stock Plan with an exercise price of $26.86 and an expiration date of June 1, 2009. 50% of these options become exercisable on each of December 1, 2002 and 2003. Options to purchase 200,000 shares of Common Stock were granted under the Company’s 2001 Stock Plan with an exercise price of $24.45 and an expiration date of December 31, 2009. 50% of these options become exercisable on each of June 30, 2003 and 2004.

(3)	The exercise price per share for each option grant was equal to the market price of the Company’s Common Stock as of the date the option was granted.

      The following table sets forth aggregate options exercised by the Company’s Executive Officers in fiscal 2001 and the number and value of unexercised options at fiscal 2001 year end.

Aggregate Options Exercised in Last Fiscal Year

and Fiscal Year End Option Values

			Number of	Value of
			Unexercised	Unexercised
			Options at	In-the-Money
	Shares		FY-End	Options at
	Acquired	Value	Exercisable/	FY-End(1)
Name	on Exercise	Realized	Unexercisable	Exercisable/Unexercisable

John P. Byrnes	150,000	$3,412,875	1,270,000/1,880,000	$23,834,200/$18,517,200

Paul G. Gabos	100,000	$2,363,750	250,000/1,220,000	$3,996,000/$13,008,000

Shawn S. Schabel	160,000	$3,141,226	260,000/1,140,000	$3,712,800/$11,100,800

(1)	Value is calculated using the Lincare Holdings Inc. closing stock price on December 31, 2001 of $28.65 per share less the exercise price for such shares.

Employment Agreements

       The Company has employment agreements with Messrs. Byrnes, Gabos and Schabel. Each agreement provides for a base salary, annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon the financial performance of the Company. Mr. Byrnes serves as Chief Executive Officer and President at an annual salary of $755,000, Mr. Gabos serves as Chief Financial Officer at an annual salary of $377,500 and Mr. Schabel serves as Chief Operating Officer at an annual salary of $377,500.

Compensation Committee and Stock Plan Committee Reports

       The Company’s executive compensation programs are intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of Stockholder value. The compensation programs consist of two significant portions, (i) cash compensation and (ii) equity-based incentive compensation, generally through the grant of stock options pursuant to the Company’s stock option plans.

      The Company’s executive compensation programs are administered by two committees of the Board of Directors — the Compensation Committee and the Stock Plan Committee (collectively, the “Committees”). The Compensation Committee administers the cash portion of the executive compensation package, and the Stock Plan Committee administers the equity-based incentive portion.

Cash Compensation

      The Compensation Committee views the cash compensation component to be in recognition of the contribution by the Executive Officers to the Company’s past financial performance. Determination of the size of the bonus component of each Executive Officer’s compensation package, as described below, was based on an objective, performance-based formula and other considerations.

      The cash compensation of Messrs. Byrnes, Gabos and Schabel was determined for fiscal year 2001 pursuant to each Executive Officer’s employment agreement then in effect. See “EXECUTIVE COMPENSATION — Employment Agreements.” The original base salaries and objective bonus formula were negotiated by the Executive Officers, on the one hand, and an independent committee of the Board of Directors on the other, at the time the employment agreements were executed. Messrs. Byrnes, Gabos and Schabel each received a merit increase in base salary during 2001 as determined by the Compensation Committee of the Board, such committee being comprised of Messrs. Black and Miller, two independent Directors of the Company.

      The cash bonuses paid to Messrs. Byrnes, Gabos and Schabel for services performed in 2001 were determined based on an earnings per share growth formula set forth in their respective employment agreements then in effect. The earnings per share growth formula, when applied to the Company’s growth in fiscal 2001 earnings per share, resulted in a bonus payment of 52% of each Executive Officer’s then current base salary. See “EXECUTIVE COMPENSATION — Summary Compensation Table.”

      In addition to the cash bonuses described above, the Company made additional cash payments to the Executive Officers in 2001. On December 15, 2001, the Company entered into new employment agreements with each Executive Officer to replace their prior employment agreements that were set to expire on December 31, 2001. The new employment agreements provide for an employment term from January 1, 2002 through December 31, 2004. These agreements, among other things, contain provisions related to the Executive Officers’ duties, annual compensation and benefits, covenants not to compete, and severance arrangements. In consideration of each Executive Officer’s agreement to remain employed by the Company under the terms set forth in their respective new employment agreement, the Compensation Committee of the Board of Directors authorized a one-time lump sum payment to each Executive Officer. See “EXECUTIVE COMPENSATION — Summary Compensation Table.”

Equity-Based Incentive Compensation

      The focus of the Stock Plan Committee in administering the equity incentives awarded to Executive Officers is on providing incentive to the Company’s senior management team to remain with the Company and to continue to contribute significantly to its performance.

      The Stock Plan Committee administers the Non-Qualified Stock Option Plan, the 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1998 Stock Plan, the 2000 Stock Plan and the 2001 Stock Plan, each of which provides for the grant of stock options. The 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1998 Stock Plan and the 2000 Stock Plan also provide the flexibility to grant awards of restricted stock, but, to date, no such awards have been granted. In the opinion of the Stock Plan Committee, stock option grants are, by definition, performance-based, in that the value of the option only increases through an increase in the Company’s stock price. Thus, to the extent of their option holdings, the interests of the Executive Officers are aligned with the interests of the Stockholders in maximizing the Company’s stock price.

      This approach is evidenced by the fact that, to date, (i) all grants to Executive Officers under the Company’s stock plans have been subject to some delay in exercisability based on performance or continued employment, and (ii) all grants under the Company’s stock plans have been made at an exercise price equal to the fair market value of the Company’s stock as of the date of grant. Therefore, without an increase in stock price, the options are of no value. The Stock Plan Committee’s general philosophy is that option grants should be made with an exercise price equal to fair market value, with some element of forfeitability.

      The Stock Plan Committee also believes that it is in the best interests of the Stockholders for the Executive Officers to have a significant equity incentive to maximize the value of the Company’s stock. The amount of this incentive, in the Committee’s view, should be determined based on long-term considerations, to balance the short-term formula-based mechanism utilized in the Company’s cash compensation system. Therefore, by design, the award of option grants is based on the Stock Plan Committee’s perception of the overall value of the Executive Officer to the Company’s long-term growth potential.

Grants to Chief Executive Officer

      In 2001, the Committee granted to Mr. Byrnes options to purchase an aggregate of 800,000 shares of Common Stock. See “EXECUTIVE COMPENSATION — Option Grants in Last Fiscal Year.” The Committee, in determining the number of option shares to grant to Mr. Byrnes, considered the significant growth and profitability of the Company. The Company achieved growth in net revenues and earnings per share (before other charges and derivative transactions) of 16% and 22%, respectively, in 2001. The growth in net revenues was a result of internal growth from existing operations and acquisitions of local and regional competitors. Earnings per share grew at a faster pace than net revenues in 2001 as a result of strong management of operating and administrative expenses. The Stock Plan Committee also considered the potential long-term contribution of Mr. Byrnes to the maximization of Stockholder value.

Grants to Other Executive Officers

      During fiscal 2001, the Company also made option grants to its other Executive Officers. Mssrs. Gabos and Schabel were each granted options to purchase 520,000 shares of the Company’s Common Stock. See “EXECUTIVE COMPENSATION — Option Grants in Last Fiscal Year.” The Committee, in determining the number of option shares to grant to Mssrs. Gabos and Schabel, considered a number of factors, including performance within their respective areas of responsibility and those factors specifically described above with respect to the grant to Mr. Byrnes. The

Committee also considered the potential long-term contribution of Mssrs. Gabos and Schabel to the maximization of Stockholder value.

Chester B. Black	Chester B. Black

William F. Miller, III	William F. Miller, III

Stock Plan Committee	Compensation Committee

Comparison of Cumulative Total Return of

Lincare Holdings Inc.,
NASDAQ Health Stocks Index,
and the NASDAQ Stock Market (U.S.) Index

	Dec. 31, 1996	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001

Lincare Holdings Inc.	100.0	139.0	197.9	169.2	278.4	279.5
NASDAQ Health Stocks	100.0	102.6	87.0	70.0	96.0	103.8
NASDAQ Stock Market (U.S.)	100.0	122.5	172.7	320.8	193.0	153.1

*	Assumes $100 invested on December 31, 1996 in Lincare Holdings Inc., NASDAQ Health Stocks Index, and NASDAQ Stock Market (U.S.) Index.

Amendment to the 2001 Stock Plan

       The Board of Directors approved the Lincare Holdings Inc. 2001 Stock Plan (the “2001 Plan”) on March 6, 2001. The 2001 Plan provides an opportunity for employees, officers, directors and other eligible participants (“Employees”) of the Company and its subsidiaries to purchase Common Stock. The 2001 Plan provides for the granting of “non-qualified stock options” and “incentive stock options” to acquire Common Stock. The Company is currently authorized to issue an aggregate of 3,000,000 shares of Common Stock under the 2001 Plan.

      Approximately 6,000 persons are eligible to participate in the 2001 Plan on terms determined by the Company. The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the option price of incentive stock options and non-qualified stock options may not be less than the market value of the Company’s Common Stock on the date of grant; and (ii) the term of all incentive stock options and non-qualified stock options may not exceed ten years from the date of grant.

      The 2001 Plan is administered by the Stock Plan Committee of the Board of Directors. See “INFORMATION REGARDING THE BOARD OF DIRECTORS — Committees and Meetings of the Board of Directors.” The committee determines (i) which Employees shall be granted an option or the right to purchase Common Stock under the 2001 Plan (an “Award”); (ii) the number of shares for which an Employee will be granted such an Award; (iii) the amount to be paid by the Employee upon exercise of an Award; (iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award.

      The Company’s Board of Directors has adopted, and recommends to the Stockholders the approval of, an amendment to the 2001 Stock Plan which would increase the number of shares of Common Stock covered by the 2001 Plan by 1,000,000 shares. The increase in the number of shares of Common Stock covered by the 2001 Plan will be approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting. The Board of Directors recommends a vote in favor of approvingan increase in the number of shares available under the 2001 Plan, and unless otherwise instructed, the persons named in the accompanying proxy will vote in favor of such amendment.

      The issuance of a nonqualified stock option under the 2001 Plan will not result in any taxable income to the recipient Employee or a tax deduction to the Company at the time of the grant. Generally, an Employee to whom a nonqualified stock option has been granted will recognize ordinary income in an amount equal to the excess of the fair market value of shares on the date of exercise over the option price at the time the Employee exercises the option and receives shares of Common Stock. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the Employee for the year in which the Employee recognizes such income.

      Neither receipt nor exercise of an incentive stock option is a taxable event to the Employee, and if the recipient Employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is a long-term capital gain. In such case, the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the Employee receives his shares of Common Stock pursuant to the exercise. If the shares of Common Stock are disposed of before the end of either of such statutory holding periods, the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise and (ii) the total amount of gain realized on the sale, must be reported by the Employee as ordinary income and the Company will be entitled to a tax deduction in that amount.

The remaining gain, if any, will be taxed to the Employee as long- or short-term capital gain depending on how long the Employee held the shares.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVING THE AMENDMENT TO THE 2001 PLAN, AND UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF SUCH APPROVAL.

Appointment of Independent Accountants

       The Board of Directors has selected KPMG LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2002, subject to ratification by a majority of the shares represented either in person or by proxy at the Annual Meeting. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE SELECTION OF KPMG LLP.

Audit Committee Report

       The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) is composed of three independent outside directors. The Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee’s composition and meetings. A copy of this charter is attached to this Proxy Statement as Exhibit A.

      The Committee has prepared the following report on its activities with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2001 (the “audited financial statements”).

(1.)	The Committee has reviewed and discussed the audited financial statements with management;

(2.)	The Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61;

(3.)	The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from the Company;

(4.)	Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which was filed with the U.S. Securities and Exchange Commission; and

(5.)	The Committee has reviewed and discussed the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services (See “FEES PAID TO KPMG LLP”) and has determined that the provision of the specified non-audit services is compatible with the firm’s independence.

Frank T. Cary, Chair

Frank D. Byrne, M.D.
William F. Miller, III
Audit Committee

Fees Paid to KPMG LLP

Audit Fees

      The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2001 and for KPMG LLP’s reviews of the condensed financial statements included in the Company’s Forms 10-Q filed with the Securities and Exchange Commission during 2001 were $136,000.

      In addition, fees billed for professional services rendered by KPMG LLP in 2001 for the audit of the Company’s Salary Reduction Thrift Plan for the year ended December 31, 2000 and for issuance of consent totaled $12,350.

Financial Information Systems Design and Implementation Fees

      KPMG LLP performed no services and therefor billed no fees relating to the operation of the Company’s information systems or for designing or implementing the Company’s financial information management systems during 2001.

All Other Fees

      The aggregate fees billed for other services rendered to the Company by KPMG LLP in 2001 were $25,000. These other services consisted of tax advisory services related to the deduction of employee benefit plan expense.

Annual Report

       The Company’s 2001 Annual Report, containing audited financial statements for the fiscal years ended December 31, 2001, 2000 and 1999 accompanies this Proxy Statement. Upon written request, the Company will send to Stockholders of record, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2001, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

Other Matters

       At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Proposals of Stockholders

       For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2003 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 18, 2002.

By Order of the Board of Directors

/s/ PAUL G. GABOS

PAUL G. GABOS

Chief Financial Officer and Secretary

Clearwater, Florida

April 16, 2002

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Exhibit A

LINCARE HOLDINGS INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

*   *   *   *   *

ARTICLE 1.   MISSION STATEMENT

       The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) in achieving its oversight and monitoring responsibilities to the stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company.

ARTICLE 2.   ORGANIZATION

       The Committee shall be composed solely of directors who are independent of management and the Company, as defined by the applicable Nasdaq Marketplace rules with respect to audit committee structure and composition requirements. A director who does not meet these requirements may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required for the best interests of the Company and its stockholders, if permitted under applicable Nasdaq rules. There shall be at least three directors on the Committee, each of whom, as determined by the Board, shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be elected by the Board and shall serve until their successors are duly appointed and qualified, or until the earlier of their death, resignation or removal. Unless a Chairperson is appointed by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee.

ARTICLE 3.   AUDIT COMMITTEE RESPONSIBILITIES

       The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•  Recommend to the Board the selection, evaluation, and compensation of the independent accountants and, when appropriate, recommend their replacement. The Committee and the Board have the ultimate authority and responsibility with respect to these matters, as representatives of the stockholders of the Company. The independent accountants shall be ultimately accountable to the Board and the Committee.

•  Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard No. 1.

•  Actively engage in dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take, or recommend that the full Board take, appropriate action to oversee the independence of the accountants.

•  Meet with the independent accountants and financial management to review the scope of the proposed independent audit for the current year and the audit procedures to be utilized, and review such audit at the conclusion thereof.

•  Review with management and the independent accountants, as appropriate:

— Financial statements and related footnotes and the independent accountants’ report thereon, including their report on the adequacy of systems of internal control and any significant recommendations they may offer to improve controls.

— The independent accountants’ judgements about the quality and appropriateness of the Company’s accounting principles as applied in financial reporting.

— The adequacy of system-based internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations.

— Any serious difficulties or disputes with management encountered by the independent accountants during the course of the audit and any instances of second opinions sought by management.

— Other matters related to the conduct of the external audit which are communicated to the Committee under generally accepted auditing standards.

•  Prepare a report to the stockholders as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•  Maintain minutes or other records of meetings and activities of the Committee.

•  Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

•  Review the Committee’s charter on an annual basis and update as necessary.

      The responsibilities of a member of the Committee are in addition to those for a member of the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Also, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations or the Company’s corporate policies.
*  *  *  *  *

Approved by the Board of Directors

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example	☐ ☐ ☐	☐ ☐ ☐	☐

Annual Meeting Proxy Card

A   Election of Directors

The Board of Directors Recommends a Vote FOR the listed nominees.

	FOR	WITHHOLD		FOR	WITHHOLD
01 J. P. Byrnes	☐	☐	05 F.T. Cary	☐	☐
02 S. H. Altman	☐	☐	06 W.F. Miller, III	☐	☐
03 C. B. Black	☐	☐
04 F.D. Byrne, M.D.	☐	☐

B   Issues

The Board of Directors recommends a vote FOR the following resolutions. Please read the resolutions in full on the accompanying circular.

2.	Ratification of the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002.	For ☐	Against ☐	Withhold ☐	3.	Approval of amendment to the Company’s 2001 Stock Plan.	For ☐	Against ☐	Withhold ☐

C   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1	Signature 2	Date (dd/mm/yyyy)

Proxy — Lincare Holdings, Inc.

Meeting Details

Address
Proxy Solicited by Board of Directors for Annual Meeting — (May 20, 2002)

The undersigned appoints John P. Byrnes and Paul G. Gabos and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the “Company”) held of record by the undersigned as of April 8, 2002, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Forrest City, 200 Holiday Drive, Forrest City, Arkansas on Monday, May 20, 2002, at 9:00 A.M. and all adjournments thereof, upon the following matters;

Shares represented by this proxy will be voted by the stockholder. If no such directors are indicated, the Proxies will have authority to vote FOR Proposals (1), (2) and (3).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side).